EXHIBIT 11 (cont'd.)

                          U S WEST MEDIA GROUP
                Computation of Earnings Per Common Share
                (In Thousands, Except Per Share Amounts)

                                                Three Months Ended
                                                     March 31,
                                               1996       1995*<F1>
EARNINGS PER COMMON SHARE: (1)<F2>             ---------  ----------
Net income                                        $2,917     $14,370
Less preferred dividends                             854         827
Net income available for common               ----------  ----------
  share calculation                               $2,063     $13,543
                                              ==========  ==========


Weighted average common shares outstanding       473,003     468,557
                                              ==========  ==========

Earnings per common share                     $        -       $0.03
                                              ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 11 (cont'd.)

                          U S WEST MEDIA GROUP
                Computation of Earnings Per Common Share
                (In Thousands, Except Per Share Amounts)

                                                Three Months Ended
                                                     March 31,
EARNINGS PER COMMON AND COMMON                 1996       1995*<F1>
  EQUIVALENT SHARE: (1)<F2>                    ---------  ----------
Net income                                        $2,917     $14,370
Less preferred dividends                             854         827
Net income available for common               ----------  ----------
  share calculation                               $2,063     $13,543
                                              ==========  ==========


Weighted average common shares outstanding       473,003     468,557

Incremental shares from assumed
  exercise of stock options                        1,446         461
                                              ----------  ----------
     Total common shares                         474,449     469,018
                                              ==========  ==========

Earnings per common and common
  equivalent share                            $        -       $0.03
                                              ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 11 cont'd.)

                          U S WEST MEDIA GROUP
                Computation of Earnings Per Common Share
                (In Thousands, Except Per Share Amounts)

                                                Three Months Ended
                                                     March 31,
EARNINGS PER COMMON SHARE - ASSUMING           1996       1995*<F1>
   FULL DILUTION: (1)<F2> (2)<F3>              ---------  ----------
Net income                                        $2,917     $14,370
Less preferred dividends                             854         827
Net income available for common               ----------  ----------
  share calculation                               $2,063     $13,543
                                              ==========  ==========


Weighted average common shares outstanding       473,003     468,557

Incremental shares from assumed
  exercise of stock options                        1,459         600
                                              ----------  ----------
     Total common shares                         474,462     469,157
                                              ==========  ==========
Earnings per common share -
  assuming full dilution                      $        -       $0.03
                                              ==========  ==========

<F1>
* Pro forma
<F2>
(1)  Effective November 1, 1995, each share of U S WEST, Inc.
     common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.
<F3>
(2) The effects of converting the Liquid Yield Option Notes (LYONS) are excluded from the fully diluted earnings per common share calculation due to their anti-dilutive effect.